December 14,2006

PricewaterhouseCoopers LLP
3800 Howard Hughes Parkway Suite 650

Las Vegas, NV 89169 Telephone (702) 691 5400 Facsimile (702) 691 5444

Securities and Exchange Commission 1 OOF Street, N.E. Washington, DC 20549

Commissioners:

We have read the statements made by Golden Nugget, Inc., formerly Poster Financial Group, Inc. (copy attached), which we understand will be filed with the U.S. Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Golden Nugget, Inc. dated December 8, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP